SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
May 1, 2007 (May 1, 2007)

ATLANTIC EXPRESS TRANSPORTATION CORP.
(Exact Name of Registrant as Specified in Charter)

NEW YORK (State or Other Jurisdiction of Incorporation)	0-24247 (Commission File Number)	13-392-4567 (IRS Employer Identification No.)

7 NORTH STREET STATEN ISLAND, NEW YORK 10302-1205
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code:  (718) 442-7000

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On May 1, 2007, Atlantic Express Transportation Corp. (the “Company”) announced that it had priced a private offering of $185 million aggregate principal amount of Senior Secured Floating Rate Notes due 2012. The notes will be unconditionally guaranteed on a senior secured basis by each of the Company’s existing and future domestic subsidiaries that are not unrestricted domestic subsidiaries, other than certain immaterial subsidiaries. The notes are being offered only to qualified institutional buyers under Rule 144A, to non-U.S. persons outside the United States pursuant to Regulation S and to a limited number of institutional accredited investors within the meaning of the U.S. federal securities laws.  The securities have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and until so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.  This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities.

In connection with the pricing of the offering of the notes, the Company disclosed certain information to prospective investors, including the following information.

Certain sections referred to in cross-references, certain footnotes and certain definitions do not appear below.  The following information amends and supplements information in the Company’s Current Report on Form 8-K, dated April 19, 2007 (the “Prior 8-K”). Any information in the Prior 8-K that is inconsistent with the information in this report is deemed to be amended and superseded by the information herein. This report should be read in conjunction with the Prior 8-K.

Unless indicated otherwise, references to “the Company,” “our company,” “we,” “our” and “us” refer to Atlantic Express Transportation Corp., a New York corporation, and its subsidiaries. References to “AETG” refer to Atlantic Express Transportation Group Inc., our parent company. As used herein, references to any “fiscal” year of our company refer to our fiscal year ended or ending on June 30 of such year. For the definition of “EBITDA,” and “Adjusted EBITDA” and information about the limitations of the use of such non-GAAP financial measures, see “Non-GAAP Financial Measures” and “Summary Consolidated Financial and Other Data” in the Prior 8-K.

SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA

The unaudited pro forma data as of and for the twelve months ended December 31, 2006 give effect to our Amended and Restated Credit Facility, the consummation of this offering and the application of net proceeds therefrom as set forth under the caption “Use of Proceeds,” as if those transactions occurred on December 31, 2006 in the case of pro forma balance sheet data and as of January 1, 2006 in the case of pro forma operating data.

Twelve Months Ended December 31, 2006 ____________
(dollars in thousands)
Pro Forma Data:
Pro forma Adjusted EBITDA(7)	$35,018
Pro forma net cash interest expense(4)	25,928
Pro forma ratio of net debt to Adjusted EBITDA	5.3x
Pro forma ratio of Adjusted EBITDA to net cash interest expense(3)(5)	1.4x

2

	At December 31, 2006
	Actual	Pro Forma
	(in thousands)
Balance Sheet Data:
Cash and cash equivalents	$ 6,683	$ 21,338
Accounts receivable, net	53,457	53,457
Property, plant and equipment, net	87,068	100,860
Total assets	197,321	221,346
Total debt	159,703	207,337

(4)

Includes cash interest expense on the senior secured floating rate notes due 2012, Amended and Restated Credit Facility, capital lease obligations and purchase money mortgages, net of cash interest income. Assumes a stated interest rate of 12.6% per annum on the notes. A 25 basis point increase or decrease in the interest rate would result in a $462,500 annual increase or decrease in the net cash interest expense.

(7)

Reflects elimination of $3,385 of certain vehicle lease expense based on buyout of certain vehicle operating leases. See “Use of Proceeds”.

Our substantial indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes and our other indebtedness.

We have now, and after this offering will continue to have, a significant amount of indebtedness. As of December 31, 2006, on a pro forma basis after giving effect to the consummation of this offering and the application of net proceeds therefrom as set forth under the caption “Use of Proceeds,” we would have had total indebtedness obligations (excluding any original issue discount) of $210.1 million (of which $185.0 million (excluding any original issue discount) aggregate principal amount would have consisted of the notes and the balance would have consisted of purchase money mortgages, capital leases and credit facility borrowings). The indenture governing the notes will also allow us to enter into the Amended and Restated Credit Facility and incur additional indebtedness thereunder.

USE OF PROCEEDS

The gross proceeds from the offering of the notes, which are expected to be $182.2 million, will be used to redeem our existing notes and other indebtedness, pay related fees and expenses, buyout certain vehicle operating leases and for general corporate purposes. The following table sets forth the estimated sources and uses of the gross proceeds of this offering as if such sources were available and such uses were applied, in each case, except as noted otherwise as of April 15, 2007:

Sources of Funds	Uses of Funds
(in thousands)
Notes offered hereby(1)	$182,225	Redeem senior secured notes due 2008 (2)	$116,246
		Prepayment premium on the senior secured notes due 2008 (2)	3,482
		Redeem 10% third priority senior secured notes due 2008	15,481
		Redeem 15% senior unsecured term notes	4,900
		Other fees and expenses(3)	8,285
		Buyout of certain vehicle operating leases(4)	13,792
		General corporate purposes	13,519
		Estimated related transaction fees and expenses	6,520
Total sources of funds	$182,225	Total uses of funds	$182,225

(1)

Based on $185.0 million aggregate principal amount of notes at an issue price of 98.50% of par.

(2)

The prepayment premium is calculated based on the call price of 103% of the aggregate principal amount of the senior secured notes due 2008.

(3)

Consists of administrative professional fees and Sponsor's accrued interest and management fees.

(4)

Represents estimated total cost, including applicable sales tax, to buyout certain vehicle operating leases with effective interest rates greater than 11% as of June 30, 2007.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization on an actual basis as of December 31, 2006 and as adjusted after giving effect to the establishment of our Amended and Restated Credit Facility, the consummation of this offering and the application of net proceeds therefrom as set forth in “Use of Proceeds” as if those transactions occurred on December 31, 2006 with the exception of the prepayment premium described in the table as set forth in “Use of Proceeds.”

You should read the table below in conjunction with our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our unaudited consolidated financial statements and the related notes included elsewhere in this offering circular.

	As of December 31, 2006
	Actual	As Adjusted
	(in thousands)
Cash and cash equivalents(1)	$6,683	$21,338
Long-term debt, including current maturities:
Notes offered hereby(2)	—	182,225
Amended and Restated Credit Facility(3)	13,784	13,784
Letter of credit advance	3,500	3,500
Capital lease obligations	4,411	4,411
Various notes payable, primarily secured by transportation equipment	3,417	3,417
Senior secured notes due 2008(4)	114,696	—
10% third priority senior secured notes due 2008(5)	14,995	—
15% senior unsecured term notes	4,900	—
Total long-term debt obligations	159,703	207,337
Total shareholder's equity (deficit)(6)	(8,389)	(17,529)
Total capitalization	$151,314	$189,808

SEE FOOTNOTES ON NEXT PAGE.

(1)

As adjusted reflects the prepayment premium calculated based on an April 15, 2007 call price of 103%. Does not adjust for accrued amounts of $1.1 million from January 1, 2007 to April 15, 2007 on the senior secured notes due 2008, 10% third priority senior secured notes due 2008 and other fees and expenses.

(2)

Net of original issue discount from issue price of 98.50% of par.

(3)

We will enter into the Amended and Restated Credit Facility with a syndicate of lenders. The Amended and Restated Credit Facility at closing will consist of (x) an undrawn $35.0 million revolving credit subfacility based on the repayment of the balance from cash flow of operations between December 31, 2006 to April 15, 2007, and (y) a $10.0 million letter of credit subfacility of which $6.5 million of letters of credit will be issued. We do not anticipate borrowing any funds under the Amended and Restated Credit Facility in connection with the offering. See “Description of the Amended and Restated Credit Facility.”

(4)

Comprised of $105.5 million of 12% senior secured notes due 2008 and $10.0 million of senior secured floating rate notes due 2008 less $0.9 million of original issue discount associated with the issuance of warrants.

(5)

Net of $0.4 million of original issue discount associated with the issuance of warrants.

(6)

The pro forma shareholder's equity includes the write-off of original issue discount and deferred financing costs related to previously issued debt and the expensing of the prepayment premium on the senior secured notes due 2008.

Earnings were insufficient to cover fixed charges by $20.6 million for the six months ended December 31, 2005.

Item 8.01.  Other Events.

On May 1, 2007, the Company announced that it had priced a private offering of $185 million aggregate principal amount of Senior Secured Floating Rate Notes due 2012. The notes will be unconditionally guaranteed on a senior secured basis by each of the Company’s existing and future domestic subsidiaries that are not unrestricted domestic subsidiaries, other than certain immaterial subsidiaries. The gross proceeds from the sale, which are expected to be $182.2 million (after original issue discount), will be used to refinance existing indebtedness, including to fund the redemption of the Company’s outstanding 12% Senior Secured Notes due 2008 (which currently bear additional PIK interest of 2% for a total of 14% per annum) and Senior Secured Floating Rate Notes due 2008 (collectively, the “Existing Notes”), to buyout certain vehicle operating leases, for general corporate purposes and to pay related transaction fees and expenses.  The closing of the sale, which is subject to customary conditions, is scheduled for May 15, 2007.

The notes are being offered only to qualified institutional buyers under Rule 144A, to non-U.S. persons outside the United States pursuant to Regulation S and to a limited number of institutional accredited investors within the meaning of the U.S. federal securities laws.  The securities have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and until so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.  This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities. This Current Report does not constitute a notice of redemption of the Existing Notes.  Any official redemption announcement will be made in accordance with the terms of the indenture governing the Existing Notes.

Item 9.01.  Financial Statements and Exhibits.

(d)

Exhibits

99.1

Press Release of Atlantic Express Transportation Corp. dated May 1, 2007 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 1, 2007

ATLANTIC EXPRESS TRANSPORTATION CORP.

/s/ Nathan Schlenker

Name:

Nathan Schlenker

Title:

Chief Financial Officer